Exhibit 99.2

Dear Team,

We wanted to update you on the latest developments with Sanofi’s consent solicitation and give you a sense of what you can expect as the process moves forward.

As you will recall, Sanofi commenced a consent solicitation through which it intends to ask our stockholders to approve the replacement of our entire current Board of Directors with Sanofi’s hand-picked nominees. Sanofi launched this process after our Board determined that Sanofi’s proposal to acquire Medivation at an all cash price of $52.50 was substantially inadequate. This consent solicitation is essentially Sanofi’s attempt to end run our Board and steal this company from our stockholders.

Earlier today, Medivation received clearance from the Securities and Exchange Commission, meaning we can begin to communicate directly with our stockholders to argue our position. Our campaign is focused on urging stockholders to reject Sanofi’s attempt to replace our highly experienced and talented Directors, who have been instrumental in overseeing our remarkable growth, with its hand-picked slate of nominees. We will be highlighting the world-class oncology company that we have built through our blockbuster XTANDI franchise and innovative late-stage pipeline.

A key part of our campaign will be directly communicating with stockholders to reiterate our strong belief that support for our Board is vital to ensuring that our stockholders continue to benefit from the outstanding current and future value that we are creating. In fact, we sent our first stockholder letter this morning, which you can read on the dedicated website we created for this situation www.medivationforstockholders.com. This website will be the central repository for all the information that we will use in our campaign. The press release, which includes the letter, can be found here:

http://investors.medivation.com/releasedetail.cfm?ReleaseID=975455

Employees who own Medivation’s stock will be receiving our communications, as well as Sanofi’s materials by mail. We urge you to follow the directions in our letter to reject Sanofi’s solicitation efforts.

Sanofi’s consent solicitation period will end on August 2 and we expect a series of stockholder communications from both Sanofi and Medivation over the coming weeks. The increased activity may also lead to additional media coverage and commentary by financial and industry analysts. As we have said from the outset, let’s not get distracted by Sanofi’s actions. We need to stay fully focused on executing on our strategy to develop the life-saving medicines for patients worldwide. Let’s finish the second quarter with a strong push.

As always, we thank you for your hard work and continued commitment to Medivation.

Sincerely,

David & Marion

Forward-Looking Statements

Forward-looking statements are made throughout this letter. The forward-looking statements in this letter include, but are not limited to, statements regarding Medivation’s strategy, plans, initiatives and anticipated financial performance, expected clinical and regulatory developments and the potential for XTANDI and Medivation’s pipeline assets and how they will drive growth for Medivation, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may also be identified by words such as “expect,” believe,” “should,” “potential,” “suggest” or similar expressions. All forward-looking statements are subject to risks and uncertainties which may cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions, Medivation’s dependence on its collaboration relationship with Astellas to support the continued commercialization of XTANDI® (enzalutamide) capsules despite increasing competitive, reimbursement and economic challenges; risks that unexpected adverse events could impact sales of XTANDI; the inherent uncertainty associated with the regulatory approval process; and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, or SEC, including its annual report on Form 10-K for the year ended December 31, 2015, which was filed on February 26, 2016, and its latest Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this letter. Medivation disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this letter.

Additional Information

This letter is neither an offer to buy nor a solicitation of an offer to sell any securities of Medivation. No tender offer for the shares of Medivation has commenced at this time. In connection with its proposed transaction, Sanofi has filed a consent solicitation statement with the SEC and may file tender offer or other documents with the SEC. Medivation has filed with the SEC a definitive consent revocation statement together with a GREEN consent revocation card. Stockholders may obtain the consent revocation statement (including any amendments or supplements thereto) and any related materials, free of charge, at the website of the SEC at www.sec.gov, and from any solicitation agent named in the consent revocation materials. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by Medivation under the “SEC Filings” tab in the “Investor Relations” section of Medivation’s website at www.medivation.com. Stockholders are advised to read the consent revocation statement (including any amendments or supplements thereto), as well as any other documents relating to the consent solicitation that are filed with the SEC, carefully and in their entirety prior to making any decisions because these documents contain important information.

Certain Information Regarding Participants

Medivation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with Sanofi’s consent solicitation. Information regarding the identity of these participants and their direct or indirect interests, by shareholdings or otherwise, is set forth in the definitive consent revocation statement filed with the SEC in connection with the consent solicitation. Information regarding the names of Medivation’s directors and executive officers and their respective interests in Medivation by security holdings or otherwise is also set forth in Medivation’s proxy statement for the 2016 Annual Meeting of Stockholders, filed with the SEC on April 28, 2016. Additional information can also be found in Medivation’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, and in Medivation’s latest Quarterly Report on Form 10-Q.